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                           UNSECURED CREDIT AGREEMENT



                                     between



                                   CIBER, INC.



                                       and



                             UMB BANK COLORADO N.A.





                          Dated as of November 1, 2000



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                           UNSECURED CREDIT AGREEMENT



         THIS AGREEMENT, dated as of the 1st day of November 1, 2000 is made by and between CIBER, Inc., a Delaware corporation (the "Borrower") and UMB Bank Colorado n.a., a Colorado banking corporation ("UMB").

         WHEREAS, the Borrower has requested an aggregate credit facility of up to $35,000,000 through July 1, 2001, in revolving loans under this Unsecured Credit Agreement for working capital purposes and acquisitions; and

         WHEREAS, UMB is willing to extend such credit facility to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties mutually agree as follows:

         1. DEFINITIONS.

                  1.1 ACCOUNTING TERMS. All accounting and financial terms used herein are used with the meanings such terms are given in accordance with generally accepted accounting principles, except as may be otherwise specifically provided in this Agreement.

                  1.2 DEFINED TERMS.

                           "AGREEMENT" means this Unsecured Credit Agreement,
as amended from time to time.

                           "AUTHORIZED OFFICER" means Mac J. Slingerlend, or
such other officer or employee of the Borrower whose authority to perform acts to be performed only by an Authorized

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Officer under this Agreement is evidenced to UMB by a certified copy of an appropriate resolution of the Board of Directors of the Borrower.

                           "BUSINESS DAY" means any day other than a Saturday
or Sunday on which UMB is not authorized or required to close.

                           "CONSOLIDATED NET OPERATING INCOME" means the net
operating income of the Borrower and its Subsidiaries as shown on its annual audited consolidated financial statements or on its interim unaudited consolidated financial statements, all as prepared on a consistent basis in accordance with generally accepted accounting principles; provided that, for purposes of calculating Consolidated Net Operating Income for any period, (I) any Person which was not a Consolidated Subsidiary at the beginning of such period but was a Consolidated Subsidiary at the end of such period shall be deemed to have been a Consolidated Subsidiary for the entire period and (II) any person which was a Consolidated Subsidiary at the beginning of such period but was not a Consolidated Subsidiary at the end of such period shall be deemed to have not been a Consolidated Subsidiary for the entire period.

                           "CONSOLIDATED SUBSIDIARY" means at any date any
Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                           "DEBT" of any Person means at any date, without
duplication, all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments

                           "DEBT SERVICE COVERAGE RATIO" means, as of the end
of each calendar quarter, the ratio of (i) Consolidated Net Operating Income plus amortization allowances for the calendar

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quarter of the Borrower and its Subsidiaries then most recently ended multiplied by four (4) to (ii) the total of all current maturities of long-term Debt of the Borrower and its Subsidiaries.

                           "GOVERNMENTAL AUTHORITY" means any nation or
government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.

                           "LIBOR RATE" means the 30, 60 or 90 day LIBOR as
published from time to time in the western edition of The Wall Street Journal, if such rate is available.

                           "LIEN" means, with respect to any asset, any lien,
charge, mortgage, security interest, pledge or other encumbrance of any kind in respect to such asset or any preferential arrangement with respect to such asset, excluding the interest of a vendor or lessor under any conditional sale agreement, purchase money security agreement, capital lease or other title retention agreement relating to such asset.

                           "LOAN DOCUMENTS" means this Agreement, the Notes
and any other documents, instruments or writings now or hereafter executed and delivered by or on behalf of the Borrower to UMB to further evidence or govern the Loans.

                           "LOAN" and "LOANS" means advances pursuant to the
Revolving Credit.

                           "NOTES" OR "NOTES" means the Revolving Credit
Notes, as the context may require.

                           "PERSON" means and includes an individual, a
partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Governmental Authority.

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                           "SUBSIDIARY" shall mean any corporation or other
entity of which capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of corporations, partnerships or other business entities in which a direct or indirect ownership interest exists, whether through the ownership of voting securities, by contract or otherwise.

                  1.3 SINGULAR AND PLURAL. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         2. REVOLVING CREDIT.

                  2.1 THE REVOLVING CREDIT. Subject to all terms and conditions hereof, UMB agrees to lend to the Borrower during the period of time beginning on the date hereof and ending on July 1, 2001, such amount or amounts as the Borrower may from time to time request to borrow up to an aggregate outstanding principal amount owing to UMB of, but not exceeding at any time, $35,000,000 through June 30, 2001 (the "Revolving Credit"). The Borrower may prepay all or any part of the outstanding obligations hereunder at any time on one (1) business day's prior notice and without penalty on a FIFO basis. Any prepayment of the outstanding amount of all Loans under the Revolving Credit shall include accrued interest thereon. Upon any payment prior to June 30, 2001 of Loans under the Revolving Credit, UMB agrees to lend to the Borrower from time to time during the period beginning upon the date of this Agreement and ending on June 30, 2001, an aggregate principal amount not to exceed the difference between (i) the then outstanding aggregate principal amount of the Borrower's aggregate indebtedness under the Revolving Credit, and (ii) the amount of

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the Revolving Credit; provided, however, that UMB shall have no obligation to make any such Loan if an Event of Default has occurred and is then continuing, regardless of whether any required notice has been given.

         At the time of execution hereof, an Authorized Officer of the Borrower shall execute promissory note in the form of Exhibit A attached hereto and incorporated herein by reference (the "Revolving Credit Note" which shall include all extensions and renewals thereof and replacements therefor, if any). The Revolving Credit Note shall be due and payable to UMB in full on June 30, 2001. As the Borrower desires to obtain Loans pursuant to the Revolving Credit hereunder, it shall verbally give UMB notice of the Borrower's intention to borrow pursuant to the Revolving Credit as early as possible on or before the proposed date of borrowing. UMB may conclusively rely on any such verbal request which shall have been received by it in good faith from a Person reasonably believed to be an Authorized Officer. Upon compliance with all conditions of lending stated in this Agreement applicable to the Revolving Credit, UMB shall disburse the amount of the requested Loan to the Borrower by causing the same to be deposited in the Borrower's main operating account at UMB, and the Borrower hereby authorizes the disbursement of borrowings under the Revolving Credit in such manner. All borrowings and payments by the Borrower under the Revolving Credit shall be recorded by UMB on its books and records and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of UMB. Such books and records shall be rebuttably presumed to be correct as to such matters. In the event of any conflict between the terms of the Revolving Credit Note executed hereunder and the terms of this Agreement, the terms of the Revolving Credit Note shall control. All Loans of the Borrower under the Revolving Credit shall be reduced to zero by June 30, 2001.

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                  2.2 MANDATORY PREPAYMENT OF REVOLVING CREDIT. In the event that the maximum principal amount of Loans which is outstanding under the Revolving Credit is at any time greater than the maximum amount which is then authorized to be outstanding thereunder, the Borrower will immediately, upon written notice from UMB, pay to UMB the difference between the outstanding principal amount and the principal amount then authorized to be outstanding thereunder plus all accrued interest thereon.

         3. INTEREST/FEES.

                  3.1 INTEREST RATE. Each Loan under the Revolving Credit and shall bear interest, on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate equal to the 30, 60 or 90 day LIBOR, at the Company's request at the time the advance is made, plus 200 basis points. The LIBOR shall be initially determined for all Loans under the Revolving Credit, as of the Business Day immediately preceding the initial Loan under the Revolving Credit, as the case may be, and thereafter for all loans under the Revolving Credit, such rate so determined to be fixed for the 30, 60 of 90 day period. Interest on the Revolving Credit Note shall be payable monthly on the first (1st) business day of each calendar month.

                  3.2 CALCULATION OF INTEREST. Interest shall be computed on the basis of days elapsed and assuming a 360-day year.

                  3.3 CREDIT COMMITMENT FEE. The Borrower shall pay to UMB commencing on December 31, 1999, and continuing on the last day of each March, June, September and December thereafter, so long as the Revolving Credit is available, a commitment fee equal to .225%, on an annualized basis, of the average daily unused portion of the first Twenty Million and no/100 Dollars ($20,000,000) of the Revolving Credit during the immediately preceding three (3) month period

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ending March 31, June 30, September 30 or December 31 or any shorter period in the case of the first period or in the event of the full termination of the Revolving Credit (the "Commitment Fee Periods"). Effective as of the relevant payment date, the obligation to pay the commitment fee shall be an absolute obligation of the Borrower, not subject to cancellation or reduction for any reason, including, without limitation, termination, in whole or in part, of the Revolving Credit, and, once paid, the commitment fee shall be non-refundable; provided, however, to the extent the Revolving Credit is reduced or terminated, then the fee payable by the Borrower for the next succeeding Commitment Fee Periods shall be accordingly reduced. UMB is hereby authorized by the Borrower to automatically debit any of the Borrower's accounts with UMB for the payment of any commitment fee due and payable hereunder. UMB shall give notice of any such debit to the Borrower when any such debit is made. The Revolving Credit commitment fee shall be computed on the basis of days elapsed and assuming a 360-day year.

                  3.4 BUSINESS DAY. If any installment of principal or interest on any Loan becomes due and payable on a day other than a Business Day, the maturity of the installment of principal or interest shall be extended to the next succeeding Business Day, and interest shall be payable during such extension of maturity.

         4. CONDITIONS TO MAKING LOANS. UMB's obligation to make any Loan pursuant to this Agreement shall be subject to compliance by the Borrower with all of its obligations hereunder and to the following specific conditions being met by the Borrower at the time of the making of each borrowing hereunder:

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                  4.1 NO ADVERSE CHANGE IN BUSINESS. The Borrower shall not
have experienced any material adverse change in the conduct of its business, operations, financial condition or otherwise since the date of this Agreement.

                  4.2 REPRESENTATIONS. The covenants, representations and warranties made in Sections 5, 6 and 7 shall be true and correct as of the date of each borrowing made hereunder, and an Authorized Officer of the Borrower shall certify in writing to the same; provided, however, the representations and warranties made with respect to financial statements shall be deemed to refer to the most recent financial statements furnished to UMB pursuant to Section 5.1 hereof.

                  4.3 REQUIRED CONSENTS AND APPROVALS. All approvals required from the Board of Directors of the Borrower for the execution of this Agreement, the borrowings contemplated hereunder and the execution of all documents to be executed hereunder have been obtained and shall be in full force and effect.

                  4.4      NO DEFAULTS.

                  (1) The Borrower shall be in compliance with all of the terms and conditions hereof, and no Event of Default shall have occurred and be continuing, regardless of whether any required notice has been given; and

                  (2) After giving effect to the requested borrowing and to each borrowing that has been made and is then unpaid, the aggregate principal amount of all outstanding Loans shall not exceed the sum of the Revolving Credit then in effect.

                  4.5 APPLICATION CONSTITUTES REPRESENTATION. Each verbal application by the Borrower for any borrowing shall be and constitute a representation that the representations set forth in Sections 4.1 through 4.4 hereof are true and correct.

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         5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees from the date hereof and until payment in full of all obligations incurred pursuant to this Agreement, that it shall comply with each of the following provisions:

                  5.1 FINANCIAL AND BUSINESS INFORMATION. The Borrower will furnish to UMB as soon as reasonably available after the end of each fiscal year, but in no event later than 120 days following the end of its fiscal year, its audited consolidated financial statements without qualification including, at a minimum, a balance sheet, statements of income and stockholders' equity and a statement of cash flows for such fiscal year, all of which shall have been reported by independent certified public accountants and which shall be in conformity with generally accepted accounting principles consistently applied. The Borrower will furnish to UMB for each calendar month as soon as reasonably available, its consolidated financial statements for the immediately preceding calendar month, all such financial statements to be certified by the Chief Financial Officer or Chief Accounting Officer of the Borrower. Such monthly financial statements shall include a balance sheet and statements of income. Notwithstanding the foregoing, in the event applicable regulations of the Securities and Exchange Commission prohibit the disclosure of monthly financial statements the Borrower shall provide UMB with quarterly financial statements in the same form as would otherwise be required for monthly financial statements no later than 45 days following the end of each calendar quarter of the Borrower. The Borrower further agrees to at all times keep accurate and complete records of its financial condition and of its assets, and it agrees that it will furnish to UMB, at the Borrower's expense, from time to time such other and further information regarding its and its Subsidiaries' financial condition as UMB may reasonably request, including upon such request by UMB, an opportunity or opportunities for employees or representatives of UMB to inspect, audit,

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check, examine and copy books and records of the Borrower and its
Subsidiaries and meet with representatives of the Borrower to discuss the business and financial condition of the Borrower and its Subsidiaries. Within 30 days after the end of each calendar month, the Borrower will furnish to UMB a certificate of the Chief Financial Officer or the Chief Accounting Officer of the Borrower in the form of Exhibit B attached hereto (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.5, 5.6 and 5.7 on the date of such financial statements and (ii) stating, to the best of his or her knowledge and belief after due inquiry and review of the Borrower's books and records, whether there exists on the date of such certificate any Event of Default, regardless of whether any required notice has been given, and, if any Event of Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

                  5.2 CORPORATE EXISTENCE AND MAINTENANCE OF PROPERTY. Subject to the terms of Section 6.1 of this Agreement, the Borrower will, and will cause its Subsidiaries to, do or cause to be done all things necessary or appropriate to preserve and keep in full force and effect and in good standing its and their corporate existence, its and their authority to continue to do business and conduct its and their operations and its and their rights and franchises now or hereafter possessed. Subject to the terms of Section 6.1 of this Agreement, the Borrower will, and will cause its Subsidiaries to, preserve and maintain its and their property and assets used or useful in the conduct of its and their business and cause the same to be kept in good repair, working order and condition.

                  5.3 TAXES, CHARGES AND CLAIMS. The Borrower will, and will cause its Subsidiaries to, pay and discharge all taxes, assessments, governmental charges or levies invoked upon it or them or its or their income or profits or its or their property or assets and all indebtedness

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payable by it or them before the same shall be deemed in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or assets or any part thereof, provided, however, that the Borrower and its Subsidiaries shall not be required to pay and discharge any such tax, assessment, charge, levy, claim or indebtedness so long as the validity thereof shall be contested in good faith by an appropriate proceeding, and the Borrower or any of its Subsidiaries, as the case may be, shall have set aside on its books adequate reserves to cover the contested item.

                  5.4 LOCATION OF RECORDS. The location of the Borrower's books and records and the books and records of each of its Subsidiaries shall not be changed by the Borrower or any of its Subsidiaries without giving written notice of the address of the new location to UMB at least 30 days prior to such a change.

                  5.5 LEVERAGE RATIO. At all times while any Loans are outstanding under the Revolving Credit and/or the Term Credit hereunder, at all times prior to June 30, 2001, and until all obligations of the Borrower hereunder are paid in full the Borrower will maintain a ratio of total consolidated liabilities to consolidated net worth of not more than 1.5 to 1.

                  5.6 NET WORTH. At all times while any Loans are outstanding under the Revolving Credit hereunder, at all times prior to June 30, 2001, and until all obligations of the Borrower hereunder are paid in full the Borrower will maintain a consolidated tangible net worth of not less than $90,000,000.

                  5.7 DEBT SERVICE COVERAGE RATIO. At all times while any Loans are outstanding under the Revolving Credit hereunder, at all times prior to June 30, 2001, and until all obligations of

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the Borrower hereunder are paid in full, the Borrower will maintain a debt service coverage ratio of at least 1.5 to 1.0.

                  5.8 BANKING ACCOUNTS. The Borrower shall maintain all of its primary deposit accounts with UMB or any of its affiliates. UMB or its affiliates, as the case may be, will in accordance with its or their Account Analysis procedures give credit to the Borrower and its Subsidiaries for their account balances, to the extent thereof, against charges for banking services provided to the Borrower and its Subsidiaries; provided, however, to the extent such account balances are insufficient to generate sufficient credits during any calendar quarter to offset all charges for banking services provided during such quarter the Borrower agrees to pay to UMB or its affiliates, as the case may be, upon notice thereof the difference between the total charges for banking services during such quarter and the amount of account balance credits applied thereto.

         6. NEGATIVE COVENANTS. The Borrower covenants and agrees from the date hereof until payment in full of all obligations incurred pursuant to this Agreement, that the Borrower shall comply with each of the following provisions:

                  6.1 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person unless the Borrower is the surviving corporation and immediately after and giving effect thereto no Event of Default, regardless of whether any required notice has been given, shall have occurred and be continuing or (ii) sell, lease or otherwise transfer all or substantially all of its Properties to any other Person. The Borrower will not permit any Subsidiary to consolidate with, merge with or into or transfer all or substantially all of its Properties to any Person other than the Borrower or a wholly-owned Consolidated Subsidiary. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any

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substantial part of its Properties to any other Person (except, in the case of a Subsidiary, to the Borrower or a wholly-owned Consolidated Subsidiary) except for cash in an amount not less than the fair market value thereof.

                  6.2 LIMITATION ON DIVIDENDS. So long as no Event of Default or a Default has occurred and is then continuing, regardless of whether any required notice has been given, the Borrower may declare and pay dividends on shares of its outstanding common stock.

                  6.3 LOANS AND GUARANTEES. The Borrower will not make any loans or advances to any Person other than its Subsidiaries and Joint Ventures which in the aggregate at any time exceed $500,000. The Borrower will not, nor will it permit any of its Subsidiaries to, guarantee the obligations of or otherwise be or become responsible for the obligations of any other Person other than a Subsidiary to the extent the aggregate outstanding amount of all such guarantees or responsibilities at any time exceeds $500,000 without the prior written consent of UMB.

                  6.4 NO QUARTERLY LOSSES. The Borrower shall not incur a consolidated net loss in any calendar quarter.

                  6.5 LIMITATION ON LIENS. The Borrower will not, nor will it permit, any Subsidiary to create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it or any Subsidiary, except for:

                           (1) Liens in favor of UMB;

                           (2) Liens for taxes, assessments or other governmental charges not delinquent or which the Borrower or any Subsidiary, as the case may be, is contesting, in good faith and by appropriate proceedings, and as to which it has established adequate reserves;

                           (3) Liens to secure obligations under workman's compensation or under

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         Social Security or similar laws or under unemployment insurance;

                           (4) Mechanics', workmen's, materialmen's, warehousemen's, carriers and other like Liens, arising in the ordinary course of business with respect to obligations (i) which are not due or
         (ii) which it is contesting in good faith and by appropriate proceedings, and as to which it has established adequate reserves;

                           (5) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings, so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings.

                           (6) Liens with respect to any asset arising pursuant to the interest of a vendor or lessor under any conditional sale agreement, purchase money security agreement, capital lease or other title retention agreement relating to such asset.


         7. REPRESENTATIONS AND WARRANTIES. In order to induce UMB to extend credit to the Borrower hereunder, the Borrower hereby represents and warrants to UMB as of the date hereof and at all times hereafter while any obligations are outstanding under this Agreement that:

                  7.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower is duly incorporated and existing in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in every jurisdiction where the ownership of its Property or the nature of its business requires qualification. Each Subsidiary of the Borrower is duly incorporated in its respective state of incorporation and is existing in good standing under the laws of such state and is qualified to do business as a foreign corporation in every jurisdiction where the ownership of its respective Property or the nature of its respective business requires qualification. All ownership interests of the Borrower in such Subsidiaries are held free and clear of all liens and encumbrances. The Borrower is duly authorized to execute and deliver this Agreement, to borrow monies hereunder and to execute and deliver Notes evidencing borrowings under this Agreement. The execution and

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delivery of this Agreement and of all Notes evidencing borrowings under this
Agreement does not conflict with any provision of law, any order of any court or Government Authority, the Articles of Incorporation or By-laws of the Borrower or any agreement binding upon it.

                  7.2 TAX RETURNS. The Borrower has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by the Borrower. The Borrower knows of no material additional assessments for which adequate reserves determined in accordance with generally accepted accounting principles have not been established. The Borrower has made adequate provision for the payment of all current taxes.

                  7.3 FINANCIAL AND OTHER INFORMATION. All balance sheets and statements of income and financial condition of the Borrower furnished by the Borrower to UMB are materially correct and complete.

                  7.4 INSURANCE. The Borrower shall maintain, with financially sound and reputable insurance companies, insurance against liability for hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All policies of insurance maintained by the Borrower may contain reasonable deductibles in amounts generally acceptable for companies similarly situated in the Borrower's industry and the Borrower may self insure as to those risks for which self insuring is reasonably acceptable for companies similarly situated in the Borrower's industry.

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         8. EVENTS OF DEFAULT. "Event of Default" shall mean any one or more of the following:

                  8.1 Failure of the Borrower to cure, within 5 business days after receipt of written notice of the same, any default in the payment of principal or of interest or any other amount payable under this Agreement on any obligations of the Borrower incurred pursuant to the terms and conditions of this Agreement when and as the same shall become due and payable, whether at the maturity date stated on any Note evidencing such obligations or at a date fixed for prepayment or by acceleration or otherwise.

                  8.2 Material breach by the Borrower of any covenant, obligation or requirement contained herein or in any document required to be executed pursuant hereto or failure of the Borrower, within 30 days after receipt of written notice specifying the same, to materially perform any covenant, obligation or requirement contained in this Agreement or in the other Loan Documents.

                  8.3 Any representation or warranty made by the Borrower hereunder being untrue in any material respect now or hereafter; or any schedule, statement, report, notice, information or writing furnished by the Borrower to UMB being untrue in any material respect as of the date the facts set forth therein are stated or certified.

                  8.4 Failure of any of the Borrower or any Subsidiary to cure, within 5 business days after receipt of written notice of the same, any default in the payment of principal or of interest on any Debt of the Borrower or any Subsidiary payable to UMB other than indebtedness incurred hereunder or payable to any person or entity other than UMB in the amount of $10,000,000 or more when and as the same shall become due and payable, whether at the maturity date stated on any note evidencing such Debt or at a date fixed for prepayment or by acceleration or otherwise.

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                  8.5 The Borrower or any Subsidiary shall admit in writing
their inability to pay their debts as they mature; or the Borrower or any Subsidiary shall make a general assignment for the benefit of creditors or the Borrower or any Subsidiary, consents to, applies for or acquiesces in the appointment of a trustee or receiver for any of them or for substantially all of the Property of any of them; or the Borrower or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or reorganization or the release of debtors to be instituted by or against it, and if contested, not dismissed or stayed within 60 days; the Borrower or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against any material portion of its Property which is not released, stayed, bonded or vacated within 60 days after its issue or levy.

         9. ACCELERATION. In the event of the occurrence of any one or more Events of Default which are defined in paragraph 8 of this Agreement, and if such Event of Default is not cured within the allowed grace period and shall be continuing, UMB may declare the entire principal amount of all Notes executed hereunder, together with accrued interest thereon, to be immediately due and payable, and in the event of the occurrence of any one or more such Events of Default and if such Event of Default is continuing, UMB may terminate the Revolving Credit, all without further notice of any kind to the Borrower. Upon the occurrence of an Event of Default, UMB may proceed to enforce payment of all obligations of the Borrower to UMB under this Agreement and may exercise any and all rights and remedies possessed by it.

         10.      GENERAL.

                  10.1 NOTICES. All notices hereunder shall be deemed to be received 3 days after being deposited in the U.S. Mail addressed to either party hereto at the following addresses or such

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other address as, from time to time, either party identifies in a written notice to the other given pursuant to this Section 10.1 at least thirty (30) days prior to the effective date of such new address:

         If to UMB:

                  UMB Bank Colorado
                  1670 Broadway
                  Denver, Colorado 80202-4838
                  Attention:  Jon M. Robinson

         If to the Borrower:

                  CIBER, Inc.
                  5251 DTC Parkway, Suite 1400
                  Englewood, Colorado 80112-0029
                  Attention:  Mac J. Slingerlend.


                  10.2 NO WAIVERS. No failure or delay by UMB in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial modification or waiver of any provision of this Agreement or of any Note executed hereunder or a single or partial exercise of any such right, power or privilege preclude any other or further exercise of such or of any other right, power or privilege.

                  10.3 OFFSETS. The Borrower specifically agrees that upon the occurrence of an Event of Default regardless of whether any required notice has been given, and if such Event of Default is continuing, UMB shall be entitled to exercise a right of setoff at any time, irrespective of the stated maturity of all Notes executed hereunder evidencing the obligations of the Borrower to UMB, and irrespective of the fact that UMB has not given any notice of such setoff.

                  10.4 COLORADO LAW. This Agreement and all Notes issued hereunder shall be deemed to be contracts made under and shall be construed in accordance with the laws of the state of Colorado.

                  10.5 SEVERABILITY. In the event any one or more of the provisions of this Agreement or of any Note executed and delivered hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but when taken together shall constitute but one agreement.

                  10.7 TITLES AND HEADINGS. All titles and headings which are used in this Agreement are used solely for the convenience of the parties hereto and are not part of the agreement of the parties.

                  10.8 ASSIGNMENT. This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any rights hereunder without the prior written consent of UMB; and provided further that the Borrower acknowledges and agrees that UMB may, without notice, assign all or any part of their rights and obligations hereunder to any other bank or lender, at their sole discretion, or may grant one or more participation interests in any of the obligations of the Borrower hereunder to any other lender.

                  10.9 EXPENSES. The Borrower agrees to pay all out of pocket expenses, including reasonable attorneys fees, incurred by UMB in connection with the preparation and amendment of this Agreement and, to the extent allow by law, the enforcement of the rights of UMB in connection with this Agreement and all Notes executed and delivered pursuant hereto and in connection with any amendment, extension or renewal thereof, or waivers thereunder.

                  10.10 WAIVER OF JURY TRIAL. IN THE EVENT OF ANY DISPUTE BETWEEN THE BORROWER AND UMB RELATED IN ANY WAY TO THIS AGREEMENT WHICH BECOMES THE SUBJECT OF ANY JUDICIAL PROCEEDING IN ANY COURT OF LAW, THE BORROWER AND UMB HEREBY EACH WAIVE ANY RIGHT WHICH THEY MAY RESPECTIVELY HAVE TO A TRIAL BY JURY.

                  10.11 INCORPORATION BY REFERENCE. Each of the Revolving Credit Notes and the other Loan Documents are hereby made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth therein, and this Agreement is hereby made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in the Revolving Credit Notes and the other Loan Documents to the same extent and effect as if fully set forth herein. All Exhibits hereto are incorporated herein by reference. All representations and warranties of the Borrower contained herein in Section 7 have been or will be relied upon by UMB notwithstanding any investigation made by or on behalf of them.

                  10.12 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement or any of the Revolving Credit Notes or the Loan Documents, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Revolving Credit Notes or any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever UMB shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of principal of the amounts outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal and all other obligations of the Borrower to UMB have been paid in full.

         11. PRIOR AGREEMENTS SUPERSEDED/COMPLETE AGREEMENT. This Agreement and all documents referred to herein contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede the terms and conditions of all prior agreements of the parties pertaining to the subject matter hereof, specifically including but not limited to that certain Credit Agreement between the parties dated as of November 1, 1999 and all documents referred to therein; provided, however, this Agreement shall not supersede any agreements of the Borrower set forth in any promissory notes outstanding as of the date hereof which have been executed by the Borrower and are not paid in full by use of the proceeds of any borrowing hereunder or other funds available to the Borrower and in the event such promissory notes are not so paid within thirty (30) days of the date hereof, all terms of such promissory notes modified hereby shall be deemed to be in full force and effect as if this Agreement had not been executed.

______________________________________________________________________________

         IN WITNESS WHEREOF, the parties hereto have executed and made this Agreement effective as of the day and year first stated above.

CIBER, INC.                                 UMB BANK COLORADO N.A.





By /s/ Mac J. Slingerlend                       By /s/ Jon M. Robinson
   -------------------------------                 ------------------------
       Mac J. Slingerlend                          Jon M. Robinson
       President, Chief Executive                  President and Chief
       Officer and Secretary                       Lending Officer

                                                                  EXHIBIT "B" TO
                                                                UNSECURED CREDIT
                                                                       AGREEMENT

                             BORROWER'S CERTIFICATE


                                                       Date: ___________________

To:      UMB Bank Colorado n.a.

From:    CIBER, Inc. (for itself and its Subsidiaries)

Pursuant to the Unsecured Credit Agreement dated as of November 1, 2000 between CIBER, Inc. ("Borrower") and UMB Bank Colorado n.a. (the "Bank") and all amendments therein, if any (the "Agreement"), Borrower hereby certifies to the following as of the date first stated above:

FINANCIAL COVENANTS                                                                 COMPLIANCE
------------------------------------------------------------------------------------------------------------
                                                                          ACTUAL                 YES      NO
                                                                          ------                 ---      --
1.       Consolidated Tangible Net Worth must
         exceed $90,000,000 at all times.                                 ------                 ---      --

2.       Leverage Ratio must not exceed 1.5:1.0
         at all times.                                                    ------                 ---      --

3.       Debt Service Coverage Ratio (as of the end
         of the most recent calendar quarter) must
         be at least 1.5:1.0.                                             ------                 ---      --

As used herein, all terms have the same meaning as that stated in the Agreement and Notes executed pursuant thereto.

BORROWER IS NOT IN DEFAULT OR IN BREACH OF ANY OF ITS OBLIGATIONS UNDER THE AGREEMENT, ANY NOTES EXECUTED PURSUANT THERETO OR ON ANY OTHER LIABILITY TO BANK.

CIBER, INC.

By: _______________________

Title: _____________________

Date:  _____________________

                                TABLE OF CONTENTS

                                                                                                           PAGE:
                                                                                                           -----
     1.       Definitions.....................................................................................1
              1.1      Accounting Terms.......................................................................1
              1.2      Defined Terms..........................................................................1
              1.3      Singular and Plural....................................................................4

     2.       The Credit......................................................................................4
              2.1      The Revolving Credit...................................................................4
              2.2      Mandatory Prepayment of Revolving Credit...............................................6

     3.       Interest/Fees...................................................................................6
              3.1      Interest Rate..........................................................................6
              3.2      Calculation of Interest................................................................6
              3.3      Credit Commitment Fee .................................................................6
              3.4      Business Day...........................................................................7

     4.       Conditions to Making Loans......................................................................7
              4.1      No Adverse Change in Business..........................................................8
              4.2      Representations........................................................................8
              4.3      Required Consents and Approvals........................................................8
              4.4      No Defaults............................................................................8
              4.5      Application Constitutes Representation.................................................9

     5.       Affirmative Covenants...........................................................................9
              5.1      Financial and Business Information.....................................................9
              5.2      Corporate Existence and Maintenance of Property.......................................10
              5.3      Taxes, Charges and Claims.............................................................11
              5.4      Location of Records and Property......................................................11
              5.5      Leverage Ratio........................................................................11
              5.6      Net Worth.............................................................................11
              5.7      Debt Service Coverage Ration .........................................................12
              5.8      Banking Accounts......................................................................12

     6.       Negative Covenants.............................................................................12
              6.1      Consolidations, Mergers and Sales of Assets...........................................12
              6.2      Limitation On Dividends...............................................................13
              6.3      Loans and Guarantees..................................................................13
              6.4      No Quarterly Losses...................................................................13
              6.5      Limitations on Liens..................................................................13


     7.       Representations and Warranties.................................................................14
              7.1      Corporate Existence and Authority.....................................................14
              7.2      Tax Returns...........................................................................15
              7.3      Financial and Other Information.......................................................15
              7.4      Insurance.............................................................................15

     8.       Events of Default..............................................................................16

     9.       Acceleration...................................................................................17

     10.      General........................................................................................17
              10.1     Notices...............................................................................17
              10.2     No Waivers............................................................................18
              10.3     Offsets...............................................................................18
              10.4     Colorado Law..........................................................................18
              10.5     Severability..........................................................................19
              10.6     Counterparts..........................................................................19
              10.7     Titles and Headings...................................................................19
              10.8     Assignment............................................................................19
              10.9     Expenses..............................................................................19
              10.10    Waiver of Jury Trial..................................................................20
              10.11    Incorporation by Reference............................................................20
              10.12    Interest Rate Limitation..............................................................20

     11.      Prior Agreements Superseded/Complete Agreement.................................................21

     Exhibits
              A        Note
              B        Borrower's Certificate